Questions 22 and 23
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Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405      145,385,787
GOLDMAN, SACHS & CO.                        13-5100880       36,405,910
CITIGROUP, INC.                             52-1568099       34,268,782
JPMORGAN CHASE & CO.                        13-3224016       14,394,759
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,774,060
BNP PARIBAS SECURITIES CORP.                13-3235334        4,761,210
GRAYBILL INVESTMENTS                        00-0000000        5,079,400
MORGAN STANLEY CO INCORPORATED              13-2665598        2,650,547
BARCLAYS CAPITAL INC.                       05-0346412        2,568,064
NOMURA                                      13-2642206        1,384,170






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405        7,373,012
GOLDMAN, SACHS & CO.                        13-5100880       38,277,668
CITIGROUP, INC.                             52-1568099        3,676,303
JPMORGAN CHASE & CO.                        13-3224016        8,471,357
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,835,298
BNP PARIBAS SECURITIES CORP.                13-3235334          409,582
GRAYBILL INVESTMENTS                        00-0000000                0
MORGAN STANLEY CO INCORPORATED              13-2665598        2,261,381
BARCLAYS CAPITAL INC.                       05-0346412        1,898,422
NOMURA                                      13-2642206        1,371,881




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    266,431,801 D. Total Sales: 76,614,797

                               SCREEN NUMBER : 12